HealthEquity Appoints Angelique Hill as EVP of Operations

Draper, Utah – (GLOBE NEWSWIRE) – April 6, 2018 – HealthEquity, Inc. (NASDAQ: HQY) (“HealthEquity” or the “Company”), the nation’s largest health savings account (HSA) non-bank custodian, today announced that it has appointed Angelique Hill as its Executive Vice President of Operations, effective April 13, 2018. Ms. Hill has been a senior member of the Company’s operations team since joining the Company in 2012, and has led teams in consumer driven healthcare operations and account administration since the advent of HSAs in 2003.
“Angelique is a driving force in our efforts to deliver remarkable, what we call ‘purple’, service to our members and partners during a period of extraordinary growth.” said Jon Kessler, President and Chief Executive Officer of HealthEquity. “Angelique is a highly effective and accomplished leader with a proven track record of delivering strong results, building effective teams, developing future leaders and championing purple values.”
Jon Soldan will be departing HealthEquity effective April 13, 2018. Commenting on the departure of Mr. Soldan, Mr. Kessler said, “We are grateful for Jon’s leadership, dedication and passion for HealthEquity and wish him all the best. He has built a talented operations team that will continue to benefit from his passion for excellence.”

About HealthEquity
Founded in 2002, HealthEquity is one of the nation's largest health savings custodians. The company's innovative technology platform and tax-advantaged accounts help members build health savings, while controlling health care costs. HealthEquity services more than 3.4 million health savings accounts for 124 health plan and administrator partners and employees at more than 40,000 companies across the United States.

Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, revenue, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the Company. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged consumer-directed benefits to employers and employees, the Company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the Company’s ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, the Company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the Company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Relations Contact:
Richard Putnam
801-727-1209
rputnam@healthequity.com